Exhibit 8.1

OPINION OF DAVIS POLK & WARDWELL

AS TO TAX MATTERS

September 20, 2004

CSG Systems International, Inc.

7887 East Belleview, Suite 1000

Englewood, CO 80111

Ladies and Gentlemen:

We have acted as counsel to CSG Systems International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement (Registration No. 333-117427) on Form S-3 (the “Registration Statement”), including a form of prospectus (the “Prospectus”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the sale from time to time of (i) up to $230,000,000 aggregate principal amount of the Company’s 2.50% Senior Subordinated Convertible Contingent Debt SecuritiesSM (CODESSM) due 2024 (the “CODES”) and (ii) such indeterminate number of shares of the Company’s common stock, par value $0.01 per share, as may be issuable upon conversion of the CODES. This opinion and consent is being furnished in accordance with the requirements of Item 601(b)(8) and 601(b)(23) of Regulation S-K of the Securities Act.

We have reviewed the discussion contained under the heading “Material United States Federal Income Tax Consequences” in the Prospectus and confirm that it sets forth in full our opinion as to the material U.S. federal income tax consequences of the purchase, ownership and disposition of the CODES, subject to the conditions and limitations set forth therein.

We are members of the Bar of the State of New York. The foregoing opinion is based upon and limited to the United States federal income tax law as contained in the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative decisions and court decisions as of the date of this letter.

CSG Systems International, Inc.                                                             2                                                             September 20, 2004

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Material United States Federal Income Tax Consequences” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell